As filed with the Securities and Exchange Commission on July 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GoHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6411	85-0563805
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

214 West Huron St.

Chicago, Illinois 60654

Telephone: (312) 386-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley Burd, Esq.

General Counsel

214 West Huron St.

Chicago, Illinois 60654

Telephone: (312) 386-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ian D. Schuman, Esq. Stelios G. Saffos, Esq. Ryan K. deFord, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Telephone: (212) 906-1200 Fax: (212) 751-4864	Brian Farley, Esq. Chief Legal Officer and Corporate Secretary GoHealth, Inc. 214 West Huron St. Chicago, Illinois 60654 Telephone: (312) 386-8200	Samir A. Gandhi, Esq. David Ni, Esq. Sidley Austin LLP 787 7th Avenue New York, New York 10019 Telephone: (212) 839-5300 Fax: (212) 839-5599

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-239287

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Class A common stock, $0.0001 par value per share	4,600,000	$21.00	$96,600,000.00	$12,538.68

(1)

Represents only the additional number of shares of Class A common stock being registered, and includes 600,000 additional shares of Class A common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-239287).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously paid a filing fee of $117,923.30 for the Registration Statement on Form S-1, as amended (File No. 333-239287), which was declared effective on July 14, 2020. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $96,600,000.00 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior Registration Statement on Form S-1 ( File No. 333-239287), initially filed by GoHealth, Inc. with the Securities and Exchange Commission (the “Commission”) on June 19, 2020, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective by the Commission on July 14, 2020. The Prior Registration Statement is incorporated herein by reference.

We are filing this registration statement for the sole purpose of registering the sale of an additional 4,600,000 shares of Class A common stock, which includes 600,000 shares of Class A Common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239287), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement filed on July 8, 2020)

23.1	Consent of Ernst & Young LLP, as to GoHealth, Inc.

23.2	Consent of Ernst & Young LLP, as to GoHealth Holdings, LLC

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239287) filed with the Securities and Exchange Commission on July 8, 2020 and incorporated by reference herein.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, GoHealth, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on this 14th day of July, 2020.

GOHEALTH, INC.

By:	/s/ Clinton P. Jones
Clinton P. Jones
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Clinton P. Jones Clinton P. Jones	Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2020

/s/ Travis J. Matthiesen Travis J. Matthiesen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 14, 2020

* Brandon M. Cruz	Director	July 14, 2020

* Rahm Emanuel	Director	July 14, 2020

* Joseph G. Flanagan	Director	July 14, 2020

* Helene D. Gayle	Director	July 14, 2020

* Jeremy W. Gelber	Director	July 14, 2020

* Anita V. Pramoda	Director	July 14, 2020

* Miriam A. Tawil	Director	July 14, 2020

* Alexander E. Timm	Director	July 14, 2020

*By:	/s/ Clinton P. Jones
Clinton P. Jones
Attorney-in-fact